1. Name of corporation:

PEARLSTAR CORPORATION

of

ange any preference o
be approved by the vo
the voting power

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Creighton Corporation
Name of merging entity

Signature ______ Title PRESIDENT Date Nov 16/05

Name of merging entity

Signature ______ Title

Signature

Name of merging entity

Signature

Pearlstar Corporation
Name of surviving entity

Signature ______ Title President

*The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

FROM-MAXWELL NETWORK

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0749392005-8
Document Number: 20050560734-52
Date Filed: 11/18/2005 12:00:27
In the office of

Secretary

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

Creighton Corporation
Name of merging entity

Ontario, Canada
Jurisdiction

Corporation
Entity type*

Name of merging entity

Entity type*

Entity type*

Name of merging entity

Entity type*

and,

Pearlstar Corporation
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type*

* partnership, limited-liability company or business trust.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# of Merger
(PURSUANT TO NRS 92A.200)
Page 2

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☑ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

(b) The plan was approved by the required consent of the owners of *:

Creighton Corporation
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Pearlstar Corporation
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

(c) Approval of plan of merger for Nevada non-profit corporation (N

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

merger is attached;

or,

☑ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0749392005-8
Document Number: 20050533789-32
Date Filed: 11/4/2005 4:35:08 PM
In the office of
[signature]

Important: completing ABOVE SPACE OFFICE USE ONLY

Resident Agent Name and Street Address:

313 N. Carson St., Ste. 208 — Carson City
Street Address — City

Optional Mailing Address — City — State — Zip Code

Number of shares with par value: 75,000,000 Par value: $.001 Number of shares without par value:

Names & Addresses, of Board of Directors/Trustees:

Name
235 St. Clair Ave W #300, Toronto, Ontario M4V 1RA
City

2. Jordan Starkman
Name
80 Cezanne Trail, Thornhill, Ontario L4J 8B9
City

Name
Street Address — City

Purpose
Holding company

6. Names, Address and Signature of Incorporator:

Jordan Starkman — [signature]
Name — Signature
80 Cezanne Trail — Thornhill — Ontario — L4J-8B9
Address — City — State — Zip Code

Certificate of Acceptance of Appointment of Resident Agent:

hereby accept appointment named corporation.
[signature] Assistant Secretary — 11/4/05
Authorized Signature of R.A. or On Behalf of R.A. Company — Date

Ministry of Consumer and Business Services
Ontario

CERTIFICATE

This is to certify that these articles are effective on

Director
Act

The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES

(If applicable): LETTERS)
société (s'il y lieu) SEULEMENT):

minimum and maximum number of directors is/are:
nombres minimum et maximum d'administrateurs

or minimum and maximum
ou minimum et maximum

la Consommation
et du Commerce

CERTIFICAT

Ceci certifie que les présents status entrent en vigueur le

		0	A	
		28		

S	N (Req'd)	O
31	32	33 ... 47

Form 1
Business
Corporations

[redacted]

16 JULIA STREET

[redacted]

SELF-COUNSEL PRESS
1481 Charlotte Road
North Vancouver, B.C. V7J 1H1
CON-INC-ONT(1-3)[illegible]

restrictions and conditions attaching
of the Corporation, to receive the
upon dissolution; and

SELF-COUNSEL PRESS
1481 Charlotte Road
North Vancouver, B.C. V7J 1H1
CDN-INC-ONT(1-[illegible])

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

The Directors of the Corporation may at any time issue the said Class "A" preference shares each series to consist of such numbers of

2. The Directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance of the designations, rights, priviledges, restrictions, conditions and limitations to attach to the Class "A" preference shares of each series including, without limiting the generality of the foregoing the rate of preferential dividends, the dates of payment thereof, the redemption price and terms and conditions of redemption, voting rights (if any), any conversion rights (if any) and any other provisions.

3. The Class "A" preference shares shall be entitled to be preference over the common shares of the Corporation and any other shares of the Corporation with respect to the payment of dividends and may also be given such other preferences over all of the shares of the Corporation as may be fixed by the Directors of the Corporation as to the respective series authorized to be issued and, without limiting the generality of the foregoing, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding-up the Corporation's affairs, the Class "A" preference shares shall be entitled to preference before the distribution of any part of the assets of the Corporation among the holders of any other shares, the amount paid thereon and any

4. The Corporation may at any time and from time to time purchase for cancellation the whole or any part of the said Class "A" preference shares at the lowest price at which, in the opinion of the Directors, such shares are obtainable, but not exceeding the amount paid thereon, together with all dividends declared thereon and unpaid.

Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal